ST. JUDE MEDICAL, INC.

MANAGEMENT SAVINGS PLAN

Restated Effective January 1, 2008

ST. JUDE MEDICAL, INC.

MANAGEMENT SAVINGS PLAN

Restated Effective January 1, 2008

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7.2.	Distribution of Account Upon a Distribution Event.	27
7.3.	Permissible Acceleration.	30
7.4.	Designation of Beneficiaries.	30
7.5.	Death Prior to Full Distribution	33
7.6.	Facility of Payment	33

ARTICLE 8 NONTRANSFERABILITY		33

8.1.	Anti-Alienation of Benefits	33
8.2.	Incompetent Participants	34
8.3.	Designated Beneficiary	34

ARTICLE 9 WITHHOLDING		34

9.1.	Determination of Tax Withholding	34
9.2.	Withholding	34

ARTICLE 10 CLAIMS ADMINISTRATION		35

10.1.	Claims Procedures	35
10.2.	Participant’s Address	37
10.3.	Conflict of Interest	38
10.4.	Service of Process	38
10.5.	Errors in Computations	38

ARTICLE 11 ALLOCATION OF ADMINISTRATIVE AND FIDUCIARY FUNCTIONS		39

11.1.	Role of the Company.	39
11.2.	Role of the Board and Compensation Committee.	39
11.3.	Role of the Plan Administration Committee.	39
11.4.	Role of the Benefit Administrator	42
11.5.	Role of the Plan Investment Committee	43
11.6.	Compensation	45
11.7.	Indemnity	45
11.8.	Powers Denied	46

ARTICLE 12 MISCELLANEOUS PROVISIONS		46

12.1.	No Employment Rights	46
12.2.	Participants Should Consult Advisors	46
12.3.	Unfunded and Unsecured	47
12.4.	Plan Provisions	48
12.5.	Severability	48
12.6.	Applicable Law	48

ARTICLE 13 AMENDMENTS AND TERMINATION		48

13.1.	Amendment of the Plan	48
13.2.	Procedure for Amendment	49
13.3.	Termination	49

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ST. JUDE MEDICAL, INC.

MANAGEMENT SAVINGS PLAN

Restated Effective January 1, 2008

St. Jude Medical, Inc, a Minnesota corporation, hereby approves and adopts this amendment, in the form of a restatement, of the St. Jude Medical, Inc. Management Savings Plan, effective as of January 1, 2008. The purpose of the St. Jude Medical, Inc. Management Savings Plan is to assist St. Jude Medical, Inc. in attracting and retaining key employees, encouraging their long term commitment to the success of the company, and offering key employees an opportunity to defer compensation for their retirement. The purpose of this restatement of the Plan is to bring the Plan into compliance, effective January 1, 2008, with the requirements of Code §409A and regulations promulgated thereunder.

ARTICLE 1

DEFINITIONS

When used in this document with initial capital letters, the following terms have the meanings indicated unless a different meaning is plainly required by the context:

(a)

“Account” or “Accounts” means the separate bookkeeping account or accounts established and maintained for a Participant representing separate unfunded and unsecured general obligations of the Company with respect to a Participant under the Plan and to which are credited amounts pursuant to Article 4. A Participant’s Account or Accounts shall consist of a Deferred Compensation Account, a Discretionary Amount Account and a Company Matching Amount Account.

(b)

“Affiliate” means an entity that would be considered with the Company a single employer under Code §414(b) and (c) and §1563(a), except that 50% shall be substituted for the 80% each place it appears in Code §414(b) and (c) and §1563(a).

(c)

“Allocation Request Form” means such form or forms as may be approved by the Company from time to time for use by a Participant to request an allocation of certain deferred compensation among available investment options pursuant to Article 5.

(d)

“Aggregated Plans” means this Plan and any other like-type plan of the Company or any Affiliate in which a given Participant participates and as to which Treas. Reg. §1.409A-1(c)(2) requires the aggregation of all such nonqualified deferred compensation in applying Code §409A, except to the extent otherwise provided in Section 2.5.

(e)

“Beneficiary” means the person, persons or trust designated by a Participant, or automatically by operation of the Plan, to receive any benefits which may be payable under the Plan by reason of the death of the Participant.

(f)	“Benefit Administrator” means the contractual service provider to the Plan, with the duties and responsibilities stated in contractual agreements with the Plan Administration Committee.

(g)	“Board of Directors” means the Board of Directors of St. Jude Medical, Inc.

(h)

“Bonus Award” means any compensation in addition to Eligible Compensation, Commissions, and payments made pursuant to the MICP, paid to a Participant as an employee under any of the bonus or incentive plans maintained by the Company.

(i)	“Business Day” means a day on which the New York Stock Exchange is open for trading.

(j)	“Change in Control” means the first to occur of any of the following events:

(1)

Any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (a) any acquisition directly from the Company, or approved by the Incumbent Directors, following which such Person owns not more than 50% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, (b) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (c) any acquisition by the Company, (d) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (e) any acquisition pursuant to a transaction which complies with clauses (a), (b), and (c) of subsection (iii) below; or

(2)

Individuals who, as of January 1, 2008, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 1, 2008, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors then comprising the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)

Consummation of a reorganization, merger or consolidation (or similar corporate transaction) involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), in each case, unless, immediately following such Business Combination, (a) 50% or more of, respectively, the then outstanding shares of common stock and the total voting power of (i) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (ii) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 80% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Outstanding Company Common Stock and Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be, were converted pursuant to such Business Combination), and such beneficial ownership of common stock or voting power among the holders thereof is in substantially the same proportion as the beneficial ownership of Outstanding Company Common Stock and the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (b) no person (other than any employee benefit plan or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 30% or more of the outstanding shares of common stock and the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), unless such acquisition is pursuant to a Business Combination that is an acquisition by the Company or a subsidiary of the Company of the assets or stock of another entity that is approved by the Incumbent Directors, following which such person owns not more than 50% of such outstanding shares and of voting power, and (c) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Outstanding Company Common Stock or Outstanding Company Voting Securities as a result of the acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities by the Company which reduces the number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional shares of Outstanding Company Common Stock or Outstanding Company Voting Securities that increases the percentage of Outstanding Company Common Stock or Outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

(k)	“Code” means the Internal Revenue Code of 1986, any amendments thereto, and any regulations or rulings issued thereunder.

(l)

“Commissions” means any compensation in addition to Eligible Compensation, Bonus Awards, and payments made pursuant to the MICP, paid to a Participant as an employee under any employment or compensation agreement or incentive arrangement in connection with the sales of the products of the Company provided: (1) a substantial portion of Participant’s services to the Company consists of the direct sale of a product or a service to a customer that is not related or treated as related to the Company or to the Participant (under Treas. Reg. §§1.409A-1(f)(2)(ii) and (iv)); (2) the amount the Company pays to the Participant consists either of a portion of the purchase price for the product or service or of an amount substantially all of which is calculated by reference to volume of sales; and (3) payment is either contingent upon the Company receiving payment from an unrelated customer (as described in clause (1) above) for the product or services or, if consistently applied as to all similarly situated service providers, is contingent upon the closing of a sales transaction and such other requirements as the Company may specify before the closing of the sales transaction.

(m)	“Company” means the St. Jude Medical, Inc., a Minnesota corporation, and any successor corporation or organization.

(n)

“Compensation Committee” means the Compensation Committee of the Board of Directors or such other Committee of directors as may be designated by the Board of Directors to administer the Plan. Notwithstanding anything to the contrary contained herein, the Board of Directors may, at any time and from time to time, without any further action of the Compensation Committee, exercise the powers and duties of the Compensation Committee under the Plan.

(o)	“Deferral Election Form” means such form or forms as may be approved by the Plan Administration Committee from time to time for use by a Participant to elect to defer compensation under the Plan.

(p)

“Deferred Compensation Account” means the Account established and maintained for a Participant as a record of the deferred amounts credited to such Account pursuant to Sections 4.1 and 4.2. The Account shall be hypothetical in nature and shall be maintained for bookkeeping purposes only.

(q)

“Disability” means a condition of a Participant who by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months (i) is unable to engage in any substantial gainful activity; or (ii) is receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering Employees. The Company will determine, in good faith whether the Participant has incurred a Disability and the date such Disability occurred; provided, however, that a Participant will be deemed to have incurred a Disability for purposes of this Plan if: (1) the Social Security Administration or Railroad Retirement Board determines that the Participant is totally disabled; or (2) the applicable insurance company providing disability insurance to the Participant under a Company-sponsored disability insurance program determines that the Participant has incurred a Disability within the above definition.

(r)

“Discretionary Amount Account” means the Account established and maintained for a Participant as a record of the amounts deferred under the Plan pursuant to Section 4.4. The Account shall be hypothetical in nature and shall be maintained for bookkeeping purposes only.

(s)	“Distributable Event” means an event identified as such in Section 7.1.

(t)

“Eligible Compensation” of a Participant for any period means, except as provided in the succeeding paragraphs of this subsection, the sum of all remuneration paid to the Participant during such period for service as an employee of a Participating Employer as base salary and wages, sick pay and short-term disability benefits, and shall be determined without regard to Code §401(a)(17). Notwithstanding the foregoing, a Participant’s Eligible Compensation will not include:

(1)

The amount of pre-tax contributions made on behalf of the Participant by a Participating Employer pursuant to the terms of any qualified profit sharing plan with a section 401(k) feature maintained by the Participating Employer for that period;

(2)	the net amount of compensation reductions experienced by the Participant during such period under any cafeteria plan described in Code §125 maintained by the Participating Employer;

(3)	amounts deferred or paid under an agreement between the Participating Employer and the Participant that is not a plan qualified under Code §401(a) except this Plan;

(4)	contributions made or benefits (other than short-term disability benefits) paid by the Participating Employer under any other employee benefit plan;

(5)

amounts realized by the Participant upon the exercise of a nonqualified stock option, the lapse of restrictions applicable to restricted stock or any disposition of stock acquired under a qualified or incentive stock option;

(6)	any remuneration not paid in cash;

(7)	the value of life insurance coverage included in the Participant’s wages under section 79 of the Code;

(8)	severance pay;

(9)	expatriate premiums, car allowances, moving expense or mileage reimbursement;

(10)	any compensation in the form of a Bonus Award;

(11)	any compensation in the form of Commissions; or

(12)	any amounts paid pursuant to and in accordance with the MICP.

(u)	“ERISA” means the Employee Retirement Income Security Act of 1974, any amendments thereto, and any regulations or rulings issued thereunder.

(v)

“Highly Compensated Employee” means an employee who for the Plan Year or preceding Plan Year had annual compensation from the Company or another Participating Employer in excess of $150,000 taking into account Eligible Compensation, Bonus Awards, Commissions, and amounts paid pursuant to and in accordance with the MICP.

(w)

“Matching Amount Account” means the Account established and maintained for a Participant as a record of the amounts credited to such Account pursuant to Section 4.3. The Account shall be hypothetical in nature and shall be maintained for bookkeeping purposes only.

(x)	“MICP” means the Management Incentive Compensation Plan, any amendments thereto, and any successor plan thereof.

(y)	“Participant” means an individual identified as such under Article 3.

(z)	“Participating Employer” means any employer participating in the Plan pursuant to Article 2.

(aa)

“Plan” means the St. Jude Medical, Inc. Management Savings Plan, as approved by the Board of Directors of the Company, which is unfunded and maintained by the Company and its Affiliates primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company.

(bb)	“Plan Administration Committee” shall mean the Committee described in Section 11.3 appointed by the Vice President – Human Resources of the Employer (and any successor to that title or position).

(cc)	“Plan Investment Committee” shall mean the Committee described in Section 11.5 appointed by the Vice President – Human Resources of the Employer (and any successor to that title or position).

(dd)	“Plan Year” means the 12 consecutive month period beginning January 1 and ending December 31.

(ee)

“Separation from Service” means the Participant’s termination of employment with the Company whether on account of death, retirement, Disability or otherwise. The Company will determine whether a Participant has incurred a Separation from Service based on the facts and circumstances and as described in Treas. Reg. §1.409A-1(h)(1)(ii). A Participant incurs a Separation from Service if the parties reasonably anticipate, based on the facts and circumstances, the Participant will not perform any additional services after a certain date or that the level of bona fide services (whether performed as an employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36-month period (or, if less, the period the employee has rendered service to the Company) (“average prior service”). A Participant is presumed to have incurred a Separation from Service if the Participant’s service level decreases to 20% or less than the average prior service and is presumed to not have incurred a Separation from Service if the Participant’s service level continues at a rate which is 50% or more of the average prior service. No presumption applies where the Participant’s service level is more than 20% and less than 50% of the average prior service. A Participant does not incur a Separation from Service if the Participant is on military leave, sick leave, or other bona fide leave of absence if such leave does not exceed a period of 6 months, or if longer, the period for which a statute or contract provides the Participant with the right to reemployment with the Company. If a Participant’s leave exceeds 6 months but the Participant is not entitled to reemployment under a statute or contract, the Participant incurs a Separation from Service on the next day following the expiration of 6 months, (29 months where a leave of absence is due to a condition that may constitute a Disability unless the Company or the Participant terminate the leave sooner). For purposes of this definition, the Company shall include members of the controlled group of corporations as determined under Section 2.1. In accordance with and subject to Treas. Reg. §1.409A-1(h)(4), if the Company sells its assets to an unrelated party purchaser where the Participants otherwise would incur a Separation from Service and where such Participants will provide services to the purchaser after the sale closing, the Company and the purchaser retain discretion no later than the asset sale closing date to specify in writing whether the Participants will incur a Separation from Service; provided however that all affected Participants shall be treated uniformly.

(ff)

“Specified Employee” means, if any stock of the Company or any Affiliate is publicly traded on an established securities market or otherwise on the Participant’s Separation from Service, a Participant who is a key employee as described in Code §416(i)(1)(A), disregarding paragraph (5) thereof and using compensation as defined under Treas. Reg. §1.415(c)-2(d)(3) on the date of his/her Separation from Service as further determined below. If a Participant is a key employee at any time during the 12 months ending on the Specified Employee identification date, the Participant is a Specified Employee for the 12 month period commencing on the Specified Employee effective date; provided that any such identification of a Specified Employee under this Plan shall apply to all nonqualified deferred compensation plans in which the Specified Employee participates. The Specified Employee identification date is December 31. The Specified Employee effective date is the April 1 following the Specified Employee identification date. In the case of certain corporate transactions (a merger, acquisition, spin-off or initial public offering), or in the case of nonresident alien employees, the Employer will apply the Specified Employee provisions of the Plan in accordance with Treas. Reg. §1.409A-1(i).

(gg)

“Transfer Account” means the separate bookkeeping account representing the separate unfunded and unsecured general obligation of the Company established with respect to each person who is a Participant in this Plan for whom dollar amounts are credited pursuant to and in accordance with Section 4.5 and from which are subtracted payments or distributions made pursuant to Section 4.5 and Article 7.

(hh)

“Trust” means the Trust or Trusts described in Section 11.4. Any such Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan. Participants and their beneficiaries shall have no beneficial ownership interest in any assets of any such Trust.

(ii)	“Trustee” means the corporation or person or persons selected by the Company to serve as Trustee for a Trust or Trusts.

(jj)	“Unforeseeable Emergency” means:

(1)

a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, a Beneficiary or the Participant’s dependent (as defined in Code §152(a) but without regard to Code §152(b)(1), (b)(2) and (d)(1)(B));

(2)	loss of the Participant’s property due to casualty; or

(3)	other similar extraordinary and unforeseeable circumstances arising as a result of the events beyond the control of the Participant.

The amount of the payment based on Unforeseeable Emergency is limited to the amount that is reasonable necessary to satisfy the emergency need, and shall include the amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the payment. Whether a Participant is faced with an unforeseeable emergency which may permit a distribution to be made under subsection (c) of Section 7.2 is to be determined based on the relevant facts and circumstances of each case and Treas. Reg. §1.409A-3(i)(3), but, in any case, a distribution on account of an Unforeseeable Emergency may not be made to the extent that such emergency is or may be relieved: (A) through reimbursement or compensation from insurance or otherwise; (B) by liquidation of the Participant’s assets to the extent the liquidation of such assets would not itself cause severe financial hardship; or (C) by cessation of deferrals under the Plan. The Company must take into account any additional compensation available upon the cessation of deferrals under the Plan, but may disregard amounts available as a hardship distribution or a loan from any qualified retirement plan sponsored by the Company or as an unforeseeable emergency distribution under another nonqualified plan sponsored by the Company. Neither a Participant’s request nor failure to request a distribution upon an Unforeseeable Emergency or the Company’s acceptance or rejection of such a request shall be deemed a change in payment election under this Plan.

(kk)

“Vested” means, for purposes of conceptually determining the benefit that may be payable to or with respect to a Participant under the Plan, an interest in the benefit described under the Plan which may be payable to or on behalf of the Participant in accordance with and subject to the terms of the Plan.

(ll)

“Year of Service” means a 12 consecutive month period, with the initial 12 consecutive month computation period beginning on the employment commencement date and each subsequent 12 consecutive month computation period determined based upon the Plan Year beginning with the Plan Year that includes the first anniversary of the employment commencement date of the employee, during which the employee performs 1,000 or more hours of service for the Company or any Affiliate and the determination as to whether a “year of service” has been performed shall be made and calculated in a manner consistent with the manner in which a “year of service” is determined and calculated under the St. Jude Medical, Inc. Profit Sharing Employee Savings Plan. For purposes of determining the Vested amount of a Participant’s Transfer Account from the St. Jude Medical S.C., U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan, “year of service” shall be determined in accordance with Section 4.5(g). Notwithstanding any provision of this Plan that may be construed to the contrary, for purposes of this definition, the Compensation Committee may, in its sole and absolute discretion, deem a Participant to be credited with a Year of Service, or an additional Year of Service.

ARTICLE 2

PARTICIPATING EMPLOYERS

2.1.       Eligibility. To be eligible to adopt and participate in the Plan, an employer must be an Affiliate of the Company.

2.2.       Participation Requirements. The Company, the sponsor of the Plan, and any other Affiliate that is or becomes eligible to adopt the Plan and become a Participating Employer pursuant to Section 2.1 may adopt the Plan and become a Participating Employer in the Plan provided that such Affiliate declares in writing to be subject to the terms and conditions of the Plan and files such declaration with the Company. The date on which such Affiliate may become a Participating Employer in the Plan shall be the date such declaration is filed with the Company or such later date specified in the declaration. Each of the Participating Employers shall be obligated for their allocable portion of the benefits provided under the Plan to their respective Participants. The respective benefit obligations of the Participating Employers are not secured in any way. Such obligations constitute no more than unfunded and unsecured promises of payment and performance. Each Participating Employer shall be responsible for, and shall have the obligation of, its allocable share of costs and expenses incurred with respect to the operation and administration of the Plan, and shall be responsible for, and have the obligation of, any benefits payable under the Plan with respect to any employees of such Participating Employer who are Participants in the Plan and eligible to receive benefits under the terms of the Plan.

2.3.       Recordkeeping and Reporting. The Company shall maintain records sufficient to determine the benefits (and the compensation sources of such benefits) which may become payable to or with respect to any employee of the Participating Employer who is a Participant in the Plan and to provide such Participants with any reports which may be required under the terms of the Plan or as required by law.

2.4.       Termination of Participation. A Participating Employer, other than the Company, may withdraw from participation in the Plan at any time by providing the Company with 30 days advance written notice of such withdrawal from participation and the effective date of such withdrawal by the Participating Employer, which 30 day notice period may be waived by the Company. In addition, the Company may terminate the participation of a Participating Employer at any time by providing such Participating Employer with 30 days advance written notice of such termination of participation, which 30 day notice period may be waived by the Participating Employer. A Participating Employer that terminates its participation in the Plan shall remain obligated under the Plan with respect to benefits payable with respect to employees of the Participating Employer participating in the Plan unless otherwise expressly agreed by the Company with the Company fully assuming such obligations. No withdrawal by a Participating Employer shall constitute a termination of the Plan with respect to affected Participants employed by the Participating Employer or result in a distribution of any amount in any Participants’ Accounts solely as a result of such withdrawal.

2.5.       Separate Accounting. The Company shall establish and maintain separate Accounts for each of the Participating Employers and their respective Participants with respect to whom amounts have been allocated or credited under the Plan. Such separate accounting is intended to comply with Code §404(a)(5) and Code §1.404(a)-12 of the Treasury Regulations (which provide that an employer can deduct the amounts contributed to a nonqualified plan in the taxable year in which an amount attributable to the contribution is includable in the gross income of employees participating in the plan, but, in the case of a plan in which more than one employee participates only if separate accounts are maintained for each employee). The plan for a Participant is treated as a separate plan from the plan for any other Participant, even though such plans may be incorporated into a single written document such as this Plan and covering all Participants. Except as provided in the next sentence, this Plan and any Aggregated Plans Company in which a given Participant participates shall be aggregated and treated as a single plan with respect to that Participant. Notwithstanding the foregoing, with respect to each Participant:

(a)	the Elective Deferrals Account represents a separate plan;

(b)	the Matching Contribution and Discretionary Contribution Accounts represent a single separate plan; and

(c)	two otherwise Aggregated Plans in which the Participant participates as an employee in one plan and as an independent contractor in the other are two separate plans.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.1.       Eligibility. Each executive officer, key management level employee or Highly Compensated Employee shall be eligible to participate in the Plan effective as of the date on which such individual first becomes an executive officer, achieves a key management level position or becomes a Highly Compensated Employee; provided, however, that the Compensation Committee shall determine eligibility to participate in the Plan with respect to each such executive officer, key management level employee and Highly Compensated Employee. In addition, the Compensation Committee may by express action designate other management level or highly compensated employees of the Participating Employers as eligible to participate in the Plan. If the Compensation Committee designates a management level or Highly Compensated Employee of a Participating Employer as eligible to become a Participant in the Plan, the Compensation Committee shall inform the employee in writing of such designation and the date on which the employee shall become a Participant in the Plan.

3.2.       Participation. An individual determined to be eligible to participate in the Plan under Section 3.1 shall become a Participant as of the first day of the payroll period of the appropriate employer, either the Company or the appropriate Participating Employer, as soon as administratively feasible following the date on which the individual properly elects to participate in the Plan by completing and executing an enrollment form or by evidencing such enrollment using an electronic or telephonic medium available to such individual and acceptable to the Plan Administration Committee; provided, however, that in accordance with subsection (d) of Section 4.2, such election is properly made within 30 days after the date the employee is notified under Section 3.1. An individual shall not be treated as newly eligible for this Plan if the individual is a participant in an Aggregated Plan sponsored by the Company.

(a)

A valid election to defer the receipt of compensation shall remain in effect until such election is modified or terminated in accordance with Article 4. A valid election to defer the receipt of compensation or to modify or revoke such election must be made timely and in the form and manner permitted under Article 4.

(b)

Subject to the provisions of this Article 3, once an individual becomes a Participant in the Plan, the individual shall remain a Participant until his or her death or, if earlier, the date on which occurs a Distributable Event under Article 7 and the benefits which may be payable to the individual under the Plan have been distributed to or on behalf of the individual.

(c)

In the event an employee of the Company or another Participating Employer becomes a Participant in the Plan, subsequently incurs a Separation from Service from the Company or another Participating Employer, and is then reemployed by the Company or another Participating Employer, the employee may again become a newly eligible Participant under the Plan and, subject to subsection (c) of Section 4.2, eligible to elect to defer receipt of compensation under the Plan, provided that the reemployed individual has been ineligible for a period of at least 24 months or all of the Participant’s Accounts were previously distributed in accordance with Article 7 under this Plan and any Aggregated Plans. The Participant may make an election within 30 days following the date on which such individual satisfies the eligibility requirements of Section 3.1, and such election shall be effective as of the first day of the payroll period of the appropriate employer following such 30 day period, either the Company or the appropriate Participating Employer; otherwise, such election shall be effective as of the first day of the next Plan Year. Notwithstanding the foregoing, subsection (d) of Section 4.2 shall not be applicable with respect to such employee and no amounts credited or allocated to any Account or Accounts established for the benefit of such employee prior to such Separation from Service from the Company or another Participating Employer shall be restored.

3.3.       Suspension of Eligibility. Notwithstanding anything apparently to the contrary in the Plan document or in any written communication, summary, resolution or document or oral communication, in the event that a Participant has, for the current Plan Year or is expected in good faith to have for the next Plan Year, compensation from the Company or another Participating Employer equal to or less than $100,000, or the Compensation Committee, in its sole and absolute discretion, determines that a Participant will no longer be eligible to participate in the Plan, then such Participant’s compensation deferral elections made in accordance with Article 4 will terminate effective no earlier than the first day of the next Plan Year and no additional amounts shall be credited to his or her Accounts under Article 4 until such time as the individual is again determined to be eligible to participate in the Plan by the Compensation Committee and makes a new election under Article 4. Notwithstanding the foregoing, a Participant may cancel an existing and otherwise irrevocable election for that Plan Year at any time following the Participant’s receipt of a distribution for an Unforeseeable Emergency or of a distribution from the Company’s Profit Sharing Employee Savings Plan based on a hardship within the meaning of Treas. Reg. §1.401(k)-1(d)(3). However, the Accounts of such Participant shall continue to be adjusted by the other provisions of Article 5 until fully distributed.

ARTICLE 4

BENEFITS

4.1.       Deferred Compensation. Subject to the limitations herein imposed, including, without limitation, Articles 12 and 13, a Participant may elect to defer receipt of any one or more of the following items of compensation:

(a)	Eligible Compensation;

(b)	Commissions;

(c)	Bonus Awards; and

(d)	MICP payments.

A Participant may defer an item of compensation only to the extent that the Participant is entitled to receive such item of compensation and the total amount deferred by a Participant shall be limited in any Plan Year, if necessary, to satisfy Social Security taxes (including Medicare), other employment taxes, federal, state or local income taxes, employee benefit plan deferrals or contributions, and any other required or necessary withholding requirements as determined in the sole and absolute discretion of the Plan Administration Committee. For each Plan Year, subject to the limitations of this Section 4.1, a Participant may elect to defer up to 100% of any Bonus Award payable pursuant to a bonus or incentive plan, up to 100% of Eligible Compensation, up to 100% of any Commissions payable pursuant to an employment or compensation agreement or incentive arrangement, and up to 100% of any amounts payable pursuant to the MICP. Upon such deferral, the Participant will have no further right to such deferred compensation other than as provided under the Plan. Such deferred compensation shall be the record of the value of such deferred compensation credited to a Deferred Compensation Account of the Participant and shall be used solely for accounting purposes.

4.2.       Form and Effectiveness of Deferral Elections. Except as provided in subsections (a) and (d) of this Section 4.2 and subject to the limitations of Section 4.1, each calendar year a Participant may elect to defer an amount of Eligible Compensation for the following calendar year and to have that amount credited to the Deferred Compensation Account of the Participant.

(a)	A valid election to defer an amount of Eligible Compensation for any calendar year shall remain in effect for subsequent calendar years unless:

(1)

the election is modified or revoked by a valid election made by the Participant in the same form and manner as a valid election is made by the Participant to defer an amount of Eligible Compensation for any Plan Year in accordance with the provisions of this subsection (a),

(2)	the election is terminated for any Plan Year by reason of a distribution of benefits pursuant to Separation from Service, or

(3)	the election is terminated by reason of a distribution on account of an Unforseeable Emergency pursuant to subsection (c) of Section 7.2, or a distribution as provided in Section 3.3.

The amount deferred under this subsection (a) shall be determined as a percentage of Eligible Compensation (expressed in whole percent increments). Except as provided in subsection (d) of this Section 4.2, Eligible Compensation earned by a Participant during a calendar year may be deferred at the election of the Participant only if the election to defer such compensation is made (or is in effect) during the preceding calendar year. Such a deferral election is irrevocable for the period for which it is made and must be made in the form and manner prescribed by the Plan Administration Committee.

(b)

In addition to amounts deferred by a Participant pursuant to subsections (a) and (c) of this Section 4.2, and except as provided in this subsection and subsection (d) of this Section 4.2 and subject to the limitations of Section 4.1, each calendar year a Participant may elect to defer Commissions and Bonus Awards that would otherwise be payable to the Participant and to have such amount or amounts credited to the Deferred Compensation Account of the Participant. A valid election to defer Commissions and Bonus Awards for any calendar year shall remain in effect for subsequent calendar years unless:

(1)

the election is modified or revoked by a valid election made by the Participant in the same form and manner as a valid election is made by the Participant to defer Commissions and Bonus Awards for any Plan Year in accordance with the provisions of this subsection (b),

(2)	the election is terminated for any Plan Year by reason of a Separation from Service, or

(3)	the election is terminated by reason of a distribution on account of an Unforeseeable Emergency pursuant to subsection (c) of Section 7.2, or a distribution as provided in Section 3.3.

The amount or amounts deferred under this subsection (b) shall be determined as a percentage of such compensation (expressed in whole percent increments). Except as provided in subsection (d) of this Section 4.2, Commissions and Bonus Awards otherwise payable to a Participant during a calendar year may be deferred at the election of the Participant only if the election to defer such compensation is made (or is in effect) during the preceding calendar year. Such a deferral election is irrevocable for the period for which it is made and must be made in the form and manner prescribed by the Plan Administration Committee.

(c)

In addition to amounts deferred by a Participant pursuant to subsections (a) and (b) of this Section 4.2, and except as provided in this subsection (c) of this Section 4.2 and subject to the limitations of Section 4.1, each calendar year a Participant may elect to defer an MICP payment that would otherwise by payable to the Participant pursuant to the MICP and to have such amount credited to the Deferred Compensation Account of the Participant. A valid election to defer an MICP payment for any calendar year shall remain in effect for subsequent calendar years unless:

(1)

the election is modified or revoked by a valid election made by the Participant in the same form and manner as a valid election is made by the Participant to defer an MICP payment for any Plan Year in accordance with the provisions of this subsection (c),

(2)	the election is terminated for any Plan Year by reason of a Separation from Service, or

(3)	the election is terminated by reason of a distribution on account of an Unforeseeable Emergency pursuant to subsection (c) of Section 7.2 or a distribution as provided in Section 3.3.

The amount deferred under this subsection (c) shall be determined as a percentage of the MICP payment (expressed in whole percent increments). Except as provided in subsection (d) of this Section 4.2, an MICP payment earned by a Participant during a calendar year, although payment may be made in the following calendar year, may be deferred at the election of the Participant only if the election to defer such payment is made (or is in effect) during the preceding calendar year. Such a deferral election is irrevocable for the period for which it is made and must be made in the form and manner prescribed by the Plan Administration Committee. Notwithstanding any provision herein to the contrary, no election to defer an MICP payment or to modify or revoke a valid election to defer an MICP payment made during a calendar year for an MICP payment that is earned during that same calendar year shall be recognized or approved.

(d)

In the first calendar year in which a Participant becomes eligible to participate in the Plan, with the determination of eligibility made under Section 3.1, the newly eligible Participant may make an election within 30 days after the date the employee becomes eligible to defer Eligible Compensation and any Commissions and Bonus Awards that would otherwise be payable under an employment or compensation agreement or any bonus or incentive plan with respect to services to be performed subsequent to the election for which such compensation would be payable; provided, however, that with respect to Bonus Awards earned over a specified period, only a portion of the Bonus Award will be deferred based on a fraction, the numerator of which is the number of days remaining in the service period and the denominator of which is the total number of days in the service period. In the event a Participant becomes eligible for MICP or another Bonus Award during the calendar year and such eligibility is in substitution for a Bonus or MICP for which the Participant was previously eligible, then an election to defer the Bonus or MICP, as the case may be, shall apply to the program under which the Participant would otherwise receive a payment. Notwithstanding any provision herein to the contrary, no election to defer an MICP payment under this subsection (d) made during that first calendar year of eligibility for an MICP payment that may be earned during that first calendar year shall be recognized or approved. An election under this subsection (d) must be made in the form and manner prescribed by the Plan Administration Committee and a valid election to defer receipt of compensation under this subsection (d) shall remain in effect for the calendar year in which such election is made and for subsequent calendar years unless such election is modified, altered, or revoked by an election made by the Participant or terminated in accordance with the provisions of this Section 4.2. This subsection (d) shall apply, however, only with respect to an eligible Participant who first becomes a Participant in the Plan as provided in Section 3.1 on a date other than the first day of the calendar year.

(e)

The Participant may make an initial election, on the election form on which the Participant elects to defer amounts under Section 4.1, as to the deferral period and the form of distribution with respect to the amounts deferred pursuant to that deferral election form under Section 4.2 and amounts credited under Sections 4.3 and 4.4 in accordance with the conditions set forth in Section 7.2. Such election shall be irrevocable as of the date such deferral election becomes irrevocable, subject to a subsequent redeferral or change in the form of distribution only as provided in Section 7.3. Any election in effect shall continue to apply to amounts credited to the Participant’s Accounts in subsequent calendar years, provided that the Participant may modify or revoke a valid election as to the time and form of payment under Section 7.2 only if the election is made and is irrevocable prior to the first day of the Plan year in which such amounts are deferred under Section 4.2 and amounts credited under Sections 4.3 and 4.4.

4.3.       Matching Amounts. For each Plan Year, a matching amount may be credited to an eligible Participant’s Matching Amount Account provided that the Participant has at least 1 Year of Service and is an employee of the Company or another Participating Employer as of the last day of such Plan Year and based upon whether a matching contribution is made by the Company under the St. Jude Medical, Inc. Profit Sharing Employee Savings Plan with respect to that Plan Year, and if a matching contribution is made, the amount of such contribution. If a matching amount is to be credited to a Participant’s Matching Amount Account pursuant to this Section 4.3, the amount that shall be credited to the Participant’s Matching Amount Account shall be equal to the product of:

(a)	the rate of matching contributions made by the Company, if any, with respect to Elective Deferrals under the St. Jude Medical, Inc. Profit Sharing Employee Savings Plan multiplied by

(b)

the amount the Participant elected to defer for the Plan Year in accordance with the Participant’s election under Section 4.2 up to 3% of the first one hundred thousand dollars ($100,000) of the Participant’s “compensation” of the Participant for the Plan Year in excess of the maximum compensation limit under Code §401(a)(17) for the Plan Year;

provided, however, that the total of Matching Contributions under this Plan and matching contribution the Company made or would have made under the St. Jude Medical, Inc. Profit Sharing Employee Savings Plan if the Participant made the maximum elective deferrals permitted for highly compensated employees under that plan shall not exceed 100% of the matching contribution that would have been provided under the Company’s Profit Sharing Employee Savings Plan absent any plan-based restrictions that reflect limits on qualified plan contributions under the Code and based upon “compensation” as defined under the Company’s Profit Sharing Employee Savings Plan.

4.4.       Discretionary Amounts. In addition to any amounts deferred by a Participant under Section 4.2 and the matching amounts that may be credited to the Participant’s Matching Amount Account under Section 4.3, for each Plan Year, discretionary amounts may be credited to an Account or Accounts of the Participant provided that the Participant is an employee of the Company or another Participating Employer as of the last day of such Plan Year and determined in accordance with the provisions of this Section 4.4.

(a)

A discretionary profit sharing amount may be credited to a Discretionary Amount Account established for the benefit of the Participant under the Plan as determined in the sole and absolute discretion of the Compensation Committee, but which determination shall be made based upon whether a profit sharing contribution has been made by the Company under the St. Jude Medical, Inc. Profit Sharing Employee Savings Plan and the amount of any such contribution to that profit sharing plan. If a determination is made to credit a discretionary profit sharing amount to a Participant’s Discretionary Amount Account pursuant to this Section 4.4, then, for each eligible Participant who has at least 1 Year of Service, the amount that shall be credited to the Discretionary Amount Account of that Participant shall be an amount equal to the product of:

(1)

the difference between the compensation of the Participant for the Plan Year over the maximum compensation limit under Code §401(a)(17) for the Plan Year but not to exceed one hundred thousand dollars ($100,000), multiplied by

(2)

the rate of contributions made by the Company, if any, with respect to compensation of the Participant in excess of the Social Security wage base under the St. Jude Medical, Inc. Profit Sharing Employee Savings Plan.

If, however, a Participant is neither eligible to participate in nor eligible for a profit sharing contribution under the St. Jude Medical, Inc. Profit Sharing Employee Savings Plan, then no discretionary amount will be credited to the Discretionary Amount Account of that Participant under this subsection (a).

(b)

Notwithstanding any provision to this Section 4.4 or the Plan to the contrary, a discretionary amount may be credited to the Deferred Compensation Account of a Participant as determined in the sole and absolute discretion of the Compensation Committee, which determination shall be made without regard to whether any amount has been credited to the Participant’s Matching Amount Account or the Participant’s Discretionary Amount Account and the discretion of the Compensation Committee as to whether a Participant’s Deferred Compensation Account shall be credited with such a discretionary amount and the amount to be so credited shall be exercised with respect to each Participant and each Deferred Compensation Account. An amount may, therefore, differ from Participant to Participant both in amount and as a percentage of compensation.

4.5.       Amounts Transferred to this Plan. The amounts subject to a transfer pursuant to this Section 4.5 and the requirements regarding such transfer as herein provided shall apply with respect to the benefits that may be payable under the Plan.

(a)

If a participant in the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan ceases to participate in that plan and becomes a Participant in this Plan pursuant to the provisions of Sections 3.1 and 3.2 of this Plan, the elections to defer compensation by the Participant that were made under the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan and in effect at the time the Participant ceases to participate in that plan shall be applied as an initial election under this Plan after the date on which the Participant ceases to be a participant in that plan and during the remainder of the Plan Year in which the employee is a Participant in this Plan. Such election may be changed only as otherwise provided in subsection (e) of Section 4.2 of this Plan.

(b)

If a participant in the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan becomes a Participant in this Plan pursuant to the provisions of Sections 3.1 and 3.2 of this Plan, the amounts credited to the account of such participant under the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan shall be transferred to and credited to a Transfer Account established and maintained under this Plan for such participant. If such transfer occurs, such transfer shall be made in a manner consistent with the requirements of Code §414(1) and Treas. Reg. §1.414(1)-1 regarding a merger or consolidation of assets and liabilities but without regard to any actual merger or consolidation of assets. Amounts credited to a Transfer Account of a Participant who had been a participant in the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan shall be determined as of a valuation date determined by the Company immediately preceding the transfer to such Transfer Account and such amounts shall then be credited to the Transfer Account under this Plan as the opening balance with respect to such Transfer Account.

(c)

Subject to subsections (d) and (e) of this Section 4.5, the amounts credited to the account of a participant in the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan that are transferred to and credited to a Transfer Account for the benefit of a Participant under this Plan shall be subject to the terms and conditions of this Plan and payable to or on behalf of the Participant pursuant to and in accordance with the terms and conditions of this Plan. Subject to subsections (d) and (e) of this Section 4.5, after such transfer from the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan to such Transfer Account, the value of the amounts credited to the account of such participant shall be determined, valued and payable under the terms and conditions of this Plan. No benefit shall be determined, valued or paid to or with respect to that participant under the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan with respect to such transferred amounts, and all rights under that plan with respect to those amounts shall be waived by that Participant and forfeited.

(d)

If a participant in the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan made a valid and effective election for a distribution of benefits under that plan and distributions have commenced in accordance with that election and pursuant to that distribution provision as of the date on which the balance of the amounts subject to such an election was transferred to and credited to a Transfer Account under this Plan for the benefit of that participant, then, subject to such terms and conditions as the Company may impose, distributions shall continue to be made pursuant to that election made under the S1. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan, and such election shall be treated and given effect as a valid election under this Plan regarding such distributable amounts. No delay or acceleration of any valid election as to the time and form of payment except as otherwise permitted under this Plan and Code §409A and its regulations.

(e)

If a participant in the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan made a valid and effective election for a distribution of benefits under that plan, then, subject to such terms and conditions as the Company may impose, that election for a distribution shall be treated and given effect as a valid election under this Plan as if such election was made in accordance with the provisions of this Plan. Any change in such election shall conform to the provisions of Section 4.2(e) of this Plan.

(f)

Amounts credited to a Transfer Account established and maintained under this Plan in accordance with this Section 4.5 shall be allocated or reallocated among the investment options made available by the Company for purposes of measuring the value of those amounts pursuant to the same terms and conditions that apply to amounts credited to other Accounts under this Plan pursuant to Article 5.

(g)

Amounts credited to the account of a participant in the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan shall be Vested pursuant to and in accordance with the schedule and provisions of that plan as of the date on which such amounts are transferred to and credited to a Transfer Account under this Plan. This may require the Transfer Account to be divided into sub-accounts to separately account for the Vested amounts. Effective as of the date on which such amounts are transferred to such Transfer Account under the Plan, the non-Vested amounts shall be subject to the Vesting provisions of Section 6.1 of this Plan based upon the type of amounts credited to the accounts of the participant under the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan and the applicable provisions of this Plan with respect to those amounts. For purposes of determining the Vested amount, years of service as a participant in the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan shall be taken into account under this Plan.

(h)

Any benefit payable to a Beneficiary of a Participant under this Plan shall be determined in accordance with the terms and conditions of this Plan and shall be payable pursuant to Article 7 without regard to any provision in the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan, but subject to the limitations otherwise contained in this Section 4.5.

4.6.       Amounts Transferred From this Plan. In the event a participant is no longer eligible to participate in the Plan, and such participant becomes a participant in a nonqualified deferred compensation plan of an Affiliate, the Company shall determine, in its sole and absolute discretion, whether an amount credited to an Account of the Participant under this Plan shall be transferred to and credited to an account that may be established or maintained for the Participant under such other nonqualified deferred compensation plan. If such transfer is determined to be made, the Company shall determine the terms and conditions applicable to such transfer. Notwithstanding the foregoing, any change in the timing or form of distribution from that in effect under this Plan as a result of the transfer of the Participant’s Accounts to such other nonqualified deferred compensation plan shall not result in an acceleration or redeferral of the amount distributable under this Plan except as may be permitted in accordance with Code §409A.

4.7.       Participant Accounts. A Deferred Compensation Account, a Discretionary Amount Account, a Matching Amount Account, and a Transfer Account shall be established and maintained for each participant to the extent necessary or required for purposes of the administration and operation of the Plan with respect to which amounts may be credited pursuant to Sections 4.1 and 4.2 regarding deferred compensation, Section 4.3 regarding matching amounts, Section 4.4 regarding discretionary amounts, and Section 4.5 regarding transferred amounts, which amounts shall be credited with amounts which shall be measured in dollars.

ARTICLE 5

VALUATION OF ACCOUNTS

5.1.       Deferred Amount. If amounts have been credited to a Deferred Compensation Account, a Discretionary Amount Account, or a Matching Amount Account of a Participant in accordance with Article 4, such amounts shall be allocated among the investment options made available by the Company for purposes of measuring the value of the benefit that may be payable to or with respect to the Participant under the Plan. The allocation of such amounts shall be made as of the close of business on the date that such amounts would have otherwise been paid to the Participant and allocated among Measurement Funds used to determine the adjustment of amounts credited to the Account or Accounts of the Participant in accordance with the elections made by the Participant as provided in Section 5.2, and if no such Measurement Funds have been selected for purposes of the adjustment of amounts credited to the Account or Accounts of the Participant, then such amounts shall be allocated to the default fund approved by the Plan Administration Committee.

5.2.       Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Plan Administration Committee, in its sole and absolute discretion, amounts shall be credited or debited to the Account or Accounts of the Participant in accordance with the following rules:

(a)

Election of Measuring Funds. Each Participant, in connection with the initial deferral election of the Participant, shall elect, in accordance with a method of election acceptable to the Plan Administration Committee including the completion of an Allocation Request Form provided to the Participant by the Plan Administration Committee or by other means, including electronic or telephonic medium, one or more Measurement Funds to be used to determine the adjustment of amounts credited to the Account or Accounts of the Participant for the first business day in which the Participant commences participation in the Plan and continuing thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with this subsection (a). Commencing with the first business day that follows the commencement of participation of the Participant in the Plan and continuing thereafter for each subsequent day in which the Participant participates in the Plan, the Participant may (but is not required to) elect, by submitting to the Plan Administration Committee a completed Allocation Request Form, or by making an election by other means, including electronic or telephonic medium, acceptable to the Plan Administration Committee, to add or delete one or more Measurement Funds to be used to determine the adjustment of amounts credited to the Account or Accounts of the Participant, or to change the portion of the Account or Accounts of the Participant allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply to the next business day and continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with this subsection (a).

(b)

Proportionate Allocation. In making any election described in subsection (a) of this Section 5.2, the Participant shall specify on the Allocation Request Form or by other means, including electronic or telephone medium, acceptable to the Plan Administration Committee a percentage of his or her Account or Accounts to have gains and losses measured by a Measurement Fund.

(c)

Measurement Funds. From time to time, the Plan Investment Committee, in its sole and absolute discretion, shall select and announce to Participants its selection of mutual funds, insurance company separate accounts, indexed rates or other methods (each, a “Measurement Fund”), for the purpose of providing the basis on which gains and losses shall be attributed to the Account or Accounts under the Plan. The Plan Investment Committee may, in its sole and absolute discretion, discontinue, substitute or add a Measurement Fund at any time. Each such action will take effect as of the first day of the calendar quarter that follows by 30 days the day on which the Plan Investment Committee provides Participants advance written notice of such change.

(d)

Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Plan Investment Committee, in its reasonable discretion, based on available reports of the performance of the Measurement Fund. An Account or Accounts of a Participant shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Plan Investment Committee, in its sole and absolute discretion, as though:

(1)

an Account or Accounts of the Participant were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such day, as of the close of business on such day, at the closing price on such date;

(2)

the portion of the amounts credited to an Account or Accounts of a Participant during any day were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such day, no later than the close of business on the first business day after the day on which such amounts were actually deferred or credited to the Account or Accounts of the Participant at the closing price on such date; and

(3)

any distribution made to a Participant that decreases the Account or Accounts of the Participant ceased being an investment in the Measurement Fund(s), in the percentages applicable to such day, no later than one business day prior to the distribution, at the closing price on such date.

(e)

No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account or Accounts thereto, the calculation of additional amounts and the crediting or debiting of such amounts to an Account or Accounts of the Participant shall not be considered or construed in any manner as an actual investment of his or her Account or Accounts in any such Measurement Fund. In the event that the Company or a Trustee, in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, an Account or Accounts of a Participant shall at all times be a bookkeeping entry or entries only and shall not represent any investment made on his or her behalf by the Company or a Trust; the Participant shall at all times remain an unsecured creditor of the Company or a Participating Employer.

ARTICLE 6

VESTING

6.1.	Vested Benefit.
(a)	A Participant shall at all times be one hundred percent (100%) Vested with respect to the amounts credited to the Deferred Compensation Account established for the benefit of the Participant.

(b)	A Participant shall be Vested with respect to the amounts credited to the Company Matching Amount Account and the Discretionary Amount Account in accordance with the following schedule:

(1)	Less than 1 Year of Service, 0% Vested;

(2)	1 Year of Service but less than 2 Years of Service, 20% Vested;

(3)	2 Years of Service but less than 3 Years of Service, 40% Vested;

(4)	3 Years of Service but less than 4 Years of Service, 60% Vested;

(5)	4 Years of Service but less than 5 Years of Service, 80% Vested; and

(6)	5 Years of Service or more, 100% Vested.

(c)

Years of Service with the Company or an Affiliate before a Separation from Service by the Participant with the Company or an Affiliate shall not be required to be taken into account for purposes of determining the Vested amount credited to the Company Matching Amount Account or the Discretionary Amount Account, and the portion of such amount credited to the Company Matching Amount Account or the Discretionary Amount Account that was not Vested as of the date on which such Separation from Service occurs shall be forfeited and shall not be payable to or with respect to a Participant under the Plan.

(d)

If, at the time of a Distributable Event, an amount credited to an Account or Accounts of a Participant is not Vested and is not payable to or for the benefit of the Participant under the Plan, the amount that was not Vested shall be forfeited and shall not be payable to or with respect to the Participant under the Plan.

6.2.       Change of Control. Notwithstanding any provision in this Article 6, except as provided in Section 6.3, in the event of a Change in Control, a Participant’s Matching Amount Account and Discretionary Amount Account shall immediately become 100% Vested, without regard to the Vesting schedule in Section 6.2.

6.3.

Limitations Required Under Code §280G. Except as otherwise provided by written agreement between a Participant and the Company, notwithstanding any provision in this Article 6 to the contrary, the Vesting schedule for the amounts credited to a Matching Amount Account and to a Discretionary Amount Account of the Participant shall not be accelerated to the extent that the Company determines that such acceleration would cause the deduction limitations of Code §280G to become effective. The provisions of this Section 6.3(a) shall take precedence over the provisions of any other agreement between the Participant and the Company to which the deduction limitation of Code §280G applies, and shall result in any reduction under the deduction limitations of Code §280G being applies first to the Participant’s Accounts under this Plan before any other reduction as a result of the limitations of Code §280G.

(b)

In the event that any portion of a Participant’s Matching Amount Account and Discretionary Amount Account is not Vested pursuant to such a determination, the Participant may request independent verification of the calculations of the Company with respect to the application of Code §280G. In such case, the Company must provide to the Participant within 30 business days of such a request an opinion from a national accounting firm selected by the Participant, to the effect that, in the opinion of that accounting firm that any limitation in the Vested percentage hereunder is necessary to avoid the limits of Code §280G, and containing supporting calculations, or, in the absence of such an opinion, shall cause the relevant portion of the Matching Amount Account and the Discretionary Amount Account of the Participant to become Vested. The cost of such opinion shall be paid for by the Company.

(c)

Any amounts credited to the Matching Amount Account and the Discretionary Amount Account that is not accelerated as a result of this Section 6.3 shall continue to be subject to the Vesting Schedule of Section 6.1 without regard to the acceleration of Vesting as a result of Section 6.2.

ARTICLE 7

DISTRIBUTION OF BENEFITS

7.1.       Distributable Events. Subject to Section 7.4, a Participant’s Distributable Event with respect to the Account or Accounts of the Participant shall be the earliest to occur of the following events:

(a)	Separation from Service from the Company and any Participating Employer other than due to Disability or death;

(b)	Separation from Service due to Disability;

(c)	the Participant’s death;

(d)	a specified time prior to a Separation from Service;

(e)	the occurrence of an Unforeseeable Emergency, in accordance with subsection (c) of Section 7.2;

(f)	the effective date of the termination of the Plan pursuant to Article 13.

Each such Distribution Event shall be considered a separate payment for purposes of the right to make an election as to the time and form of distribution after the initial election.

7.2.	Distribution of Account Upon a Distribution Event.

(a)

Distribution Upon Separation from Service. Except as provided in Section 7.2(f), in the case of a Participant who incurs a Separation from Service and a Distributable Event pursuant to Section 7.1(a), the amount credited to all of the Account of the Participant, to the extent Vested, shall be distributed to the Participant in the form of a lump sum cash payment as soon as practicable no later than ninety days following the Distributable Event. If the Participant has completed five Years of Service with the Company or any other Participating Employer and the value of all of the Participant’s Accounts at the time exceed $25,000, the Participant may elect, on the form on which the Participant elects to defer amounts in accordance with Section 4.2, to have the amount credited to his or her Account or Accounts subsequent to the date such election becomes irrevocable, to the extent Vested, distributed in a form other than a lump sum payment, the form of which shall include substantially equal quarterly installments over five, ten or fifteen years beginning no later than ninety days following the Distributable Event. Effective January 1, 2009, any election of installments in accordance with the preceding sentence shall be irrevocable as of the date specified in subsection (e) of Section 4.2 and shall not be subject to a subsequent election. If the amount credited to the Account or Accounts of the Participant is distributed in an installment form, the amount credited to the Account or Accounts of the Participant shall continue to be adjusted for earnings or losses in accordance with the provisions of Article 5 until the entire amount credited to the Account or Accounts of the Participant has been distributed. For this purpose, the Accounts as adjusted in accordance with Article 5 as of the last day of the Plan Year shall be paid in equal installments over the remaining installments, subject to a similar adjustment as of the last day of each subsequent Plan Year. Notwithstanding any provision herein to the contrary, once the distribution of the amount payable to the Participant under the Plan has commenced pursuant to this subsection (a) and in accordance with the provisions of the Plan, the form and manner of the distribution shall not be modified, altered, or revoked for any reason including the reemployment of the Participant following a Distributable Event based upon a Separation from Service.

(b)

Distribution Upon Separation from Service Due to Disability. Except as provided in subsection (e) of this Section 7.2, in the case of a Participant who incurs a Separation from Service and a Distributable Event pursuant to Section 7.1(b), the amount credited to all of the Account of the Participant, to the extent Vested, shall be distributed to the Participant in the form of a lump sum cash payment as soon as practicable no later than ninety days following the Distributable Event. If the Participant has completed five Years of Service with the Company or any other Participating Employer and the value of all of the Participant’s Accounts at the time exceed $25,000, the Participant may elect, on the form on which the Participant elects to defer amounts in accordance with Section 4.2, to have the amount credited to his or her Account or Accounts subsequent to the date such election becomes irrevocable, to the extent Vested, distributed in a form other than a lump sum payment, the form of which shall include substantially equal quarterly installments over five, ten or fifteen years beginning no later than ninety days following the Distributable Event. Effective January 1, 2009, any election of installments in accordance with the preceding sentence shall be irrevocable as of the date specified in subsection (e) of Section 4.2 and shall not be subject to a subsequent election. If the amount credited to the Account or Accounts of the Participant is distributed in an installment form, the amount credited to the Account or Accounts of the Participant shall continue to be adjusted for earnings or losses in accordance with the provisions of the Plan until the entire amount credited to the Account or Accounts of the Participant has been distributed. For this purpose, the Accounts as adjusted in accordance with Article 5 as of the last day of the Plan Year shall be paid in equal installments over the remaining installments, subject to a similar adjustment as of the last day of each subsequent Plan Year. Notwithstanding any provision herein to the contrary, once the distribution of the amount payable to the Participant under the Plan has commenced pursuant to this subsection (b) and in accordance with the provisions of the Plan, the form and manner of the distribution shall not be modified, altered, or revoked for any reason including the reemployment of the Participant following a Distributable Event based upon a Separation from Service.

(c)

Distribution Upon Death. If the Participant dies prior to a Separation from Service, the Accounts of the Participant shall be paid to his or her Beneficiary in the form of a lump sum payment no later than ninety days following the date of the Participant’s death. If the Participant dies prior to the completion of the installment payments, the remaining payments shall be made to his or her Beneficiary in the form of a lump sum payment no later than ninety days following the date of the Participant’s death.

(d)

Distribution Upon a Scheduled Date. A Participant may elect for any subsequent Plan Year, on the form on which the Participant elects to defer amounts in accordance with Section 4.2, to have the amount credited to his or her Deferred Compensation Account for that Plan Year distributed in a form of a single lump sum payment on a scheduled distribution date in accordance with this Section 7.2(d). A Participant’s scheduled distribution date with respect to an amount credited to such Deferred Compensation Account of a Participant for any given Plan Year must be at least 2 years from the last day of the Plan Year for which the amount has been credited to the Account. In the case of a Participant who has elected a scheduled distribution date for a distribution for a given Plan Year while still an employee of the Company or a Participating Employer, the Participant shall receive a distribution of the amount credited to his or her Deferred Compensation Account for that Plan Year during the month of January. No Company Matching or Discretionary Contributions for that Plan Year shall be distributed, but shall remain in their respective Accounts and shall be distributed, to the extent Vested, in accordance with the other provisions of this Section 7.2. A Participant may elect to make one extension of the scheduled distribution date of the Deferred Compensation Account, provided such election for such extension occurs at least twelve 12 months before the scheduled distribution date, the election shall not take effect until at least twelve 12 months after the date on which the election is made, and the distribution date with respect to which such election is made is deferred for a period of not less than 5 years from the original scheduled distribution date. Notwithstanding the foregoing, in the event the Participant incurs a Separation from Service with the Company or any Participating Employer prior to a scheduled distribution date, or an extended distribution date, the time and manner of distribution of the Participant’s Accounts as determined under Section 7.2(a) above shall apply.

(e)

Unforeseeable Emergency. If a Participant experiences an Unforeseeable Emergency, the Participant may make a request to the Plan Administration Committee, by submitting a form or otherwise evidencing such request by a telephonic or an electronic method acceptable to the Plan Administration Committee, to receive a distribution of all or a portion of the Vested amounts allocated to the Account or Accounts of the Participant in accordance with the provisions and requirements of this subsection (e). Except as otherwise provided herein, a request by a Participant will be considered by the Plan Administration Committee only if the Participant has obtained all distributions, including hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all qualified and other nonqualified plans of deferral compensation maintained by the Company or any Affiliate (unless such loan or hardship distribution would create an Unforeseeable Emergency). If an Unforeseeable Emergency is determined to have occurred under this Plan and under a qualified plan with respect to which a distribution may be made, the request for a distribution under this subsection (e) shall be considered first based upon compliance with the requirements of Treas. Reg. §1.401(k)-1(d) regarding hardship distributions. The amount distributed with respect to an emergency shall not exceed the lesser of: (i) the Vested amounts allocated to the Account or Accounts of the Participant calculated as if such Participant were receiving a distribution based upon a separation from service, or (ii) the amount necessary to satisfy such emergency plus an amount necessary to pay taxes reasonably anticipated as a result of the distribution. The amount distributed with respect to an emergency shall be determined after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the assets of the Participant (to the extent the liquidation of such assets would not itself cause severe financial hardship). If, subject to the sole and absolute discretion of the Plan Administration Committee, the request for such a distribution is approved, the compensation deferral elections of the Participant under Article 4 will immediately terminate, and the distribution shall be made in the form of a lump sum as soon as practicable after the end of the calendar month in which the date occurs of the approval by the Plan Administration Committee. The Participant may not again elect to defer compensation under Article 4 until the enrollment period for the Plan Year that begins at least 12 months after such distribution.

(f)

Delay in Distribution for Specified Employees. Notwithstanding anything to the contrary in the Plan or in a Participant payment election, the Plan may not make payment, based on Separation from Service in accordance with Section 7.1(a) to a Participant who, on the date of Separation from Service is a Specified Employee, earlier than 6 months following Separation from Service (or if earlier, upon the Specified Employee’s death). This limitation applies regardless of the Participant’s status as a Specified Employee or otherwise on any other date including the next Specified Employee effective date had the Participant continued to render services through such date. Any payments that otherwise would be payable to the Specified Employee during the foregoing 6 month period will be accumulated and continue to be credited with earnings and losses until the first day of the seventh month following the Participant’s Separation from Service, and shall be paid immediately thereafter.

7.3.       Permissible Acceleration. Notwithstanding Section 7.2, the Plan Administration Committee, in its sole discretion and without any Participant discretion or election, operationally may elect accelerations of the time or schedule of payment from the Plan in any or all of the circumstances described in Treas. Reg. §§1.409A-3(j)(4)(ii) through (xiv). Such circumstances include, but are not limited to, the mandatory lump-sum payment of the remaining balance in the Participant’s Accounts in the Plan and under all Aggregated Plans, and the payment amount does not exceed the applicable dollar amount under Code §402(g)(1)(B); provided that the Plan Administration Committee must treat all similarly situated service providers on a reasonably equivalent basis.

7.4.

Designation of Beneficiaries. Right to Designate. Each Participant may designate, upon forms to be furnished by and filed with the Company or the Benefit Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified portion of any benefits which may be payable with respect to the Participant under the Plan in the event of such Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary. No such designation, change or revocation shall be effective unless executed by the Participant and received and accepted by the Company during the Participant’s lifetime.

(b)	Failure of Designation. If a Participant:

(1)	fails to designate a Beneficiary,

(2)	designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

(3)	designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

the benefits which may be payable with respect to the Participant under the Plan, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

(A)	Participant’s surviving spouse,

(B)	Participant’s surviving issue per stirpes and not per capita,

(C)	Participant’s surviving parents,

(D)	Participant’s surviving brothers and sisters,

(E)	Representative of Participant’s estate.

(c)

Disclaimers by Beneficiaries. A Beneficiary entitled to a distribution of all or a portion of the benefits which may be payable with respect to the Participant under the Plan may disclaim an interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of the benefits which may be payable with respect to the Participant under the Plan at the time such disclaimer is executed and delivered, and must have attained at least age 21 years as of the date of the Participant’s death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary’s entire interest in the undistributed benefits payable with respect to the Participant under the Plan is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Company after the date of the Participant’s death but not later than 180 days after the date of the Participant’s death. A disclaimer shall be irrevocable when delivered to the Company. A disclaimer shall be considered to be delivered to the Company only when actually received and acknowledged by the Company. The Company shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of the Plan and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under this Plan. No other form of attempted disclaimer shall be recognized by the Company.

(d)

Definitions. When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; “child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.

(e)	Special Rules. Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:

(1)

If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(2)

The automatic Beneficiaries specified in subsection (b) of this Section 7.5 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(3)

If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Company after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(4)

Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(5)

Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

(f)

Validity of Designation. A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant’s legal residence. The Company shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

(g)

No Spousal Rights. Prior to the death of the Participant, no spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights or interest in the benefits credited under this Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

7.5.       Death Prior to Full Distribution. If, at the death of the Participant, any payment to the Participant was due or otherwise distributable but not actually paid, the amount of such payment shall be included in the Account or Accounts which are payable to the Beneficiary (and shall not be paid to the Participant’s estate).

7.6.       Facility of Payment. In case of the legal disability, including minority, of a Participant or Beneficiary eligible to receive distribution of a benefit payable under the terms of the Plan by a Participating Employer, such benefit shall be paid by the Participating Employer, if the Company shall be advised of the existence of such condition:

(a)	to the duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary, or

(b)

to a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant or Beneficiary, provided such person or institution has satisfied the Company that the payment will be used for the best interest and assist in the care of such Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary.

Any payment made in accordance with the foregoing provisions of this section shall constitute a complete discharge of any liability or obligation of the Participating Employer and the Company therefor.

ARTICLE 8

NONTRANSFERABILITY

8.1.       Anti-Alienation of Benefits. Any amount which may be credited to an Account or Accounts of a Participant under the Plan, and any rights or privileges pertaining thereto, may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process; and no interest or right to receive an amount may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

8.2.       Incompetent Participants. If any person who may be eligible to receive a payment under the Plan has a legal disability, payment shall be made to the person designated as provided in Section 7.7.

8.3.       Designated Beneficiary. In the event of a Participant’s death prior to the payment of all or a portion of any amount which may be payable with respect to the Participant under the Plan, the payment of any amount payable on behalf of the Participant under the Plan shall be made to the Participant’s Beneficiary designated on a form, which form shall be accepted and approved by the Plan Administration Committee as provided in Section 7.4. If no such Beneficiary has been designated, payment shall be made as required under Section 7.4.

ARTICLE 9

WITHHOLDING

9.1.       Determination of Tax Withholding. The Participating Employer or the Company shall have the authority, duty and power to determine, withhold and report the amount of any applicable employment taxes and any applicable federal, state, or local taxes as required under applicable law, and if required by law, the Participant’s share of Federal Insurance Contributions Act (“FICA”) taxes, and any other employment taxes.

9.2.       Withholding. The amounts payable pursuant to the Plan shall be reduced by the amount of any federal, state or local taxes required by law to be withheld by the Participating Employer or the Company under applicable aw with respect to such payments and, if required by law, the Participant’s share of Federal Insurance Contributions Act (“FICA”) taxes, and any other employment taxes.

ARTICLE 10

CLAIMS ADMINISTRATION

10.1.     Claims Procedures. The Company shall be responsible for reviewing and claims for payment under the terms of this Plan. The procedures for filing claims for payments under the Plan are described below. For claims procedures purposes, the “Claims Manager” shall be the Company.

(a)

Claims Forms. It is the intent of the Company that benefits payable under the Plan shall be payable without the Participant having to complete or submit any claims forms. However, a Participant who believes he or she is entitled to a payment under the Plan may submit a claim for payments in writing to the Company. Any claim for payments under the Plan must be made by the Participant or his or her beneficiary in writing and state the claimant’s name and the nature of benefits payable under the Plan on a form acceptable to the Company. If for any reason a claim for payments under the Plan is denied by the Company, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, specific references to the pertinent provisions of the Plan on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and information on the procedures to be followed by the claimant in obtaining a review of his or her claim, all written in a manner calculated to be understood by the claimant. For this purpose:

(1)	the claimant’s claim shall be deemed to be filed when presented orally or in writing to the Claims Manager;

(2)	the Claims Manager’s explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

(b)

Review. The claimant shall have 60 days following his or her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or the claimant’s representative may review pertinent documents and submit written issues and comments.

(c)

Decision on Review. The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant’s request for review of the claimant’s claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions in the Plan on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Section 10.1.

(d)

Disability Claims. Any review of an appeal of a determination with respect to the Participant’s Disability must meet the following standards: the review does not afford deference to the initial adverse determination; the review is conducted by an appropriate person who is neither the party who made the initial adverse benefit determination that is the subject of the appeal nor a subordinate of such party; the review provides for the appropriate person to consult with health care professionals with appropriate training and experience in the field of medicine involved in the medical judgment in deciding the appeal of an adverse benefit determination that is based in whole or in part on a medical judgment; and the review provides for the identification of the medical or vocational experts whose advice was obtained in connection with the claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the determination. Furthermore, the 90 day period described in these procedures shall be reduced to 45 days in the case of a claim of the Participant’s Disability. The 45 day period may be extended by 30 days if the Claims Manager determines the extension is necessary to circumstances outside the control of the Plan, and the claimant is notified prior to the end of the 45 day period. If prior to the end of the 30 day extension period, the Claims Manager determines that additional time is necessary, the period may be extended for a second 30 day period, provided the claimant is notified prior to the end of the first 30 day extension period and such notice specifies the circumstances requiring the extension and the date as of which the Plan expects to render a decision. The 60 day period described in these procedures shall be reduced to 45 days with respect to the appeal of the denial of the Participant’s claim of Disability. The 45 day period may be extended by an additional 45 days if the Claims Manager determines the extension is necessary to circumstances outside the control of the Plan, and the claimant is notified prior to the end of the initial 45 day period.

(e)

General Rules. No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Claims Manager may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Claims Manager upon request. The Claims Manager may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim. Claimants may be represented by a lawyer or other representative at their own expense, but the Claims Manager reserves the right to require the claimant to furnish written authorization. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(f)

Deadline to File Claim. To be considered timely under the Plan’s claim and review procedure, a claim must be filed with the Company within 1 year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

(g)	Exhaustion of Administrative Remedies. The exhaustion of the claim and review procedure is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes:

(1)

no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under ERISA §§502 or 510 or under any other provision of law, whether or not statutory, until the claim and review procedure set forth herein have been exhausted in their entirety; and

(2)

in any such legal action all explicit and all implicit determinations by the Company (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

(h)

Deadline to File Legal Action. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under ERISA §§502 or 510 or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:

(1)	30 months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or

(2)	6 months after the claimant has exhausted the claim and review procedure.

(i)

Knowledge of Facts by Participant Imputed to Beneficiary. Knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

10.2.     Participant’s Address. Each Participant shall keep the Company informed of his or her current address and the current address of his or her beneficiary. The Company shall not be obligated to search for any person. If the location of a Participant is not made known to the Company within 3 years after the date on which payment of the Participant’s benefits payable under the Plan may be made, payment may be made as though the Participant had died at the end of the three-year period. If, within 1 additional year after such three-year period has elapsed, or, within 3 years after the actual death of a Participant, the Company is unable to locate any designated beneficiary of the Participant, then neither the Company nor any other Participating Employer shall have any further obligation to pay any benefit under the Plan to or on behalf of such Participant or designated beneficiary and such benefit shall be irrevocably forfeited.

10.3.     Conflict of Interest. If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, such Participant shall have no authority with respect to any matter specifically affecting such Participant’s individual interest hereunder or the interest of a person superior to him or her in the Company or Participating Employer (as distinguished from the interests of all Participants and their beneficiaries or a broad class of Participants and beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant’s individual capacity in connection with any such matter.

10.4.     Service of Process. In the absence of any designation to the contrary by the Company, the General Counsel of the Company is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

10.5.     Errors in Computations. The Company and any Participating Employer shall not be liable or responsible for any error in the computation of any Account or the determination of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to the Company and any Participating Employer and used in determining the benefit. The Company and any Participating Employer shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

ARTICLE 11

ALLOCATION OF ADMINISTRATIVE AND FIDUCIARY FUNCTIONS

11.1.     Role of the Company. The Company is the sponsor of the plan, but does not act as named fiduciary of the Plan. The named fiduciary of the Plan shall be as set forth in Section 11.3 below.

11.2.     Role of the Board and Compensation Committee. The Board of Directors, or the Compensation Committee, acting on behalf of the Company solely in its capacity as sponsor of, and not in a fiduciary capacity with respect to, the Plan, shall have only the following duties and responsibilities:

(a)	To amend or terminate the Plan, pursuant to Article 13;

(b)	To determine the amount of the Employer’s Matching and/or Discretionary Contribution annually, pursuant to Sections 4.2 and 4.3; and

(c)	To approve the merger or spin-off of the Plan or any portion of the Plan, as provided in Section 2.

11.3.     Role of the Plan Administration Committee. The Plan Administration Committee shall have the authority, responsibilities and full discretion to serve on behalf of the Company in the administration of the Plan. The Company’s Vice President of Human Resources shall serve as Chairperson of the Plan Administration Committee, and shall be responsible for the appointment of Committee members. The Plan Administration Committee shall adopt a charter, setting forth the structure and operating procedures for the Plan Administrator. The charter shall also specify the functions, authority and discretion retained by the Committee and the functions, authority and discretion delegated to others in accordance with the Plan and the charter.

(a)

General Responsibilities. The Plan Administration Committee shall not have the authority to delegate the said role of Plan Administrator. However, the Plan Administration Committee may delegate and allocate fiduciary responsibilities for the administration of the Plan and may delegate specified administrative functions, discretion or authority as it deems appropriate, by written contract, direction letter or written instrument of delegation to the Benefit Administrator, trustee, a third-party special-purpose Administrator, legal counsel, a professional consultant or advisor, or to designated employees of the Company; provided, however, that, in each case in which the Plan Administration Committee delegates a fiduciary function or appoints a service provider for a Plan, the Plan Administration Committee shall retain the authority and responsibility to oversee the adequacy of the performance of the third-party or employee to whom it has delegated any administrative discretion, function or duty for the Plan.

(b)	Authority to Recommend Plan Amendments.

(1)

The Plan Administration Committee shall have the authority, on behalf of the Company, to recommend to the Compensation Committee and the Board of Directors, any amendment to the Plan that the Plan Administration Committee considers advisable for consideration by the Compensation Committee, and for approval by the Board. The Plan Administration Committee will carry out this primary duty, and its associated responsibilities, in accordance with the terms of the Plan as may be amended by the Board from time to time, and in accordance with applicable law.

(2)

The Plan Administration Committee shall have the duty, on behalf of the Company and the Participants in the Plan, to bring to the attention of the Compensation Committee and the Board of Directors any amendment to the Plan that the Plan Administration Committee considers to be legally required, or advisable for the administration of the Plan, for consideration by the Compensation Committee and for approval by the Board.

(c)

Review of Appeals from Denied Claims. The Plan Administration Committee shall have the authority and responsibility to review and resolve any appeal of a denied, or partially denied, benefit claim of a Participant or Beneficiary under the Plan in accordance with Section 10.1. In reviewing appeals, the Plan Administration Committee shall have full discretion:

(1)	to make findings of fact pertaining to a claim or appeal;

(2)	to interpret the terms of the Plan and apply such interpretations to the facts; and

(3)	to decide all issues which it determines are presented by the claim or appeal, whether any such issue is expressly raised by the claimant or not.

(d)

Specific Responsibilities. Without limiting the general responsibilities of the Plan Administrator and named fiduciary set forth above, the Plan Administration Committee shall have the following specific authority, responsibility and discretion:

(1)	authority to amend its charter;

(2)	authority and discretion to adopt and amend one or more of the following:

(A)	the Plan Administration Policies, and benefit policy objectives, for the Plan;

(B)	the Ethics and Conflicts of Interest Policies for members, other fiduciaries and service providers;

(C)

document retention policies pertaining to the Plan, and policies prohibiting document tampering; and to review and comment upon policies prohibiting retaliation against any employee who identifies a potential compliance issue (a “whistleblower”), as such policies apply to Plan compliance;

(3)

authority to delegate to the Director – Compensation and Benefits of the Company, and/or other employees, the performance of various Plan administration duties, including the authority and responsibility to issue direction letters to the Benefit Administrator and Trustee, subject to the responsibility to periodically review the performance of such duties;

(4)

authority to approve the appointment and/or replacement of the Benefit Administrator and the terms of any contractual agreements and amendments governing the Benefit Administrator and to monitor the performance of its duties;

(5)	authority to appoint and retain professional advisors, consultants and legal counsel and the terms of any contractual agreements and amendments thereto governing any of the foregoing;

(6)

authority and responsibility to maintain the respective Plan documents in accordance with the provisions of applicable law, and the authority to delegate to legal counsel the duty to advise and assist;

(7)	authority and responsibility to conduct compliance reviews, the frequency and scope of which as may be provided in the Plan Administration Policies;

(8)	authority and responsibility to review the results of any audit and to ensure that any government filings required for the Plan are accurately prepared and filed in a timely manner;

(9)	authority and responsibility to prepare and distribute in a timely manner the respective Plan communications;

(10)	responsibility to periodically monitor Plan utilization and to review the alignment of Plan design with the Employer’s business goals for the Plan;

(11)	responsibility to report annually to the Compensation Committee of the Board of Directors, by means of a presentation by the Chairperson; and

(12)	authority and responsibility to conduct a periodic governance self-assessment of the structure and processes of the Plan Administration Committee, its composition of members, and its charter.

The Plan Administration Committee shall have the aforementioned powers to the maximum extent permitted by law. All findings, decisions and determinations made by the Plan Administration Committee shall, to the fullest extent permitted by law, be final and binding upon all parties and shall not be subject to de novo review if challenged in court.

11.4.     Role of the Benefit Administrator. The Benefit Administrator is the contractual service provider to the Plan appointed by the Plan Administration Committee to assist the Plan Administration Committee in the administration of the Plan as provided in this Article 11 and the Plan Investment Committee in the designation of the Measurement Funds as provided in Article 5. The Benefit Administrator’s duties shall be stated in contractual agreements with the Plan Administration Committee, including, for example, serving as: recordkeeper for participant accounts in the Plan; Claims Administrator in accordance with Section 10.1; manager of the call center and websites that support the Plan; provider of administrative forms, notices and communications to participants; provider of investment education; provider of documents disclosing the terms and performance of the Measurement Funds; and provider of quarterly performance reports for the Measurement Funds and participation data to the Plan Administration Committee and Plan Investment Committee. The Benefit Administrator shall perform such services in accordance with the terms of the Plan and any policies established by the Plan Administration Committee and the Plan Investment Committee.

11.5.     Role of the Plan Investment Committee. The Plan Investment Committee shall have the authority, responsibilities and full discretion to carry out the functions set forth in Article 5. The Vice President of Human Resources of the Company shall serve as Chairperson of the Plan Investment Committee, and shall be responsible for the appointment of Committee members. The Plan Investment Committee shall adopt a charter, setting forth the structure and operating procedures for the Committee. The charter shall also specify the functions, authority and discretion retained by the Committee and the functions, authority and discretion delegated to others in accordance with the Plan and the charter.

(a)

General Responsibilities. The Plan Investment Committee shall monitor the investment of assets in the Trust. However, the Plan Investment Committee may delegate and allocate such responsibilities for the investment of Plan assets (other than the duties of Trustee) and may delegate specified investment authority, responsibility and discretion as it deems appropriate, by written contract, direction letter or written instrument of delegation to the Benefit Administrator, Trustee, a third-party special-purpose Administrator, legal counsel, a professional consultant or advisor, or to designated employees of the Company; provided, however, that, in each case in which the Plan Investment Committee delegates a fiduciary function or appoints a service provider, the Plan Investment Committee shall retain the authority and responsibility to oversee the adequacy of the performance of the third-party or employee to whom it has delegated any investment authority, responsibility and discretion.

(b)

Maintaining the Plan’s Investment Policy. The Plan Investment Committee shall have the authority and responsibility to develop, maintain and update an investment policy, monitor on a regular basis the investment performance and any material developments affecting each Measurement Fund, and furthermore to periodically monitor the allocation of participant investments among the funds.

(c)

Authority to Retain or Change Measurement Funds. The Plan Investment Committee shall have the authority and responsibility to periodically review the appropriateness of the Plan’s Measurement Funds as a whole and to approve, without further review or approval by any other decision maker, any one or more additions, deletions or replacements of funds offered to Participants. This authority and responsibility shall be exercised in accordance with investment policy. A decision by the Plan Investment Committee to add, delete or replace an investment fund will not constitute a Plan amendment and is not, therefore, subject to review or approval by the Board of Directors or any of its Committees, but notice of any such decision shall be communicated to the Plan Administration Committee prior to the effective date to facilitate the preparation of appropriate communications to Participants.

(d)	Specific Responsibilities. Without limiting the general responsibilities set forth above, the Plan Investment Committee shall have the following specific authority, responsibility and discretion:

(1)	authority to amend its charter;

(2)	authority and discretion to adopt and amend an investment policy for the selection, performance review monitoring and oversight of the funds offered by the Plan;

(3)	authority and discretion to adopt and amend one or more policies pertaining to such topics as:

(A)	compliance with ERISA §404(c);

(B)	offerings of investment education or investment advice to Plan Participants;

(C)	rules and procedures relating to Participant allocations to Measurement Fund direction and transfers, and the permitted frequency of allocations, among the Measurement Funds offered by the Plan;

(D)	allocation of Plan expenses between the Company, the Trust and individual Participant accounts;

(E)	allocation of authority and responsibility for proxy voting of any shares held in connection with this Plan other than mutual funds, and

(F)	ethics and conflicts of interest policies for Plan Investment Committee members;

(4)

authority to approve the appointment and/or replacement any one or more Trustees and custodians and the terms of any contractual agreements and amendments with either of them, and to monitor the performance of the duties delegated to each;

(5)

authority to delegate to the Director – Compensation and Benefits of the Employer the performance of various authority and discretion regarding the Measurement Funds, including the authority and responsibility to issue direction letters to any person;

(6)

authority to appoint, monitor and remove professional advisors, consultants, legal counsel, providers of investment education, investment advice and investment management services to participants in the Plan, and the terms of any contractual agreements and amendments governing any of the foregoing;

(7)

authority and responsibility to routinely distribute to Participants, and to make available on any Participant’s request, the various forms of information about Measurement Funds and any other communications pertaining to the investment education or the allocation among Measurement Funds, as the Plan Investment Committee determine is appropriate;

(8)

responsibility to ensure that the Participants are complying with any applicable requirements of any policy of the Plan Investment Committee, fund prospectus, or regulation, pertaining to the frequency of trading of fund investments; and

(9)	responsibility to report annually to the Compensation Committee of the Board of Directors, by means of a presentation by the Chairperson; and

(10)	authority and responsibility to conduct a periodic governance self-assessment of the structure and processes of the Plan Investment Committee, its composition of members, and its charter.

The Plan Investment Committee shall have the aforementioned powers to the maximum extent permitted by law. All findings, decisions and determinations made by the Plan Investment Committee shall, to the fullest extent permitted by law, be final and binding upon all parties and shall not be subject to de novo review if challenged in court.

11.6.     Compensation. No member of the Plan Administration or Plan Investment Committees shall receive any compensation from the Trust for services provided.

11.7.     Indemnity. The Company shall, to the greatest extent permitted by ERISA and applicable state law, indemnify each member of the Plan Administration and Plan Investment Committees, and any other employee of the Company, including any officer, who in the performance of his or her duties as an employee exercises any discretion or control over the administration of the Plan or its assets against any and all claims, loss, damages, expenses (including counsel fees approved by the respective Committee), and liability (including any amounts paid in settlement with the respective Committee’s approval) arising from any loss or damage or depreciation which may result in connection with the execution of the respective Committee’s duties or the exercise of the respective Committee’s discretion or from any other action or failure to act hereunder.

11.8.     Powers Denied. No action of the Plan Administration Committee or Plan Investment Committee shall:

(a)	alter the amount of contributions otherwise payable to the Plan;

(b)	cause the Plan to fail to qualify under Code §409A or as a rabbi trust;

(c)	increase the duties or liabilities of the Trustee without its written consent; or

(d)	cause contributions to, or the assets of the Trust Fund to ever revert to or be used or enjoyed by the Employer, except as provided in this Plan or in the Trust instrument.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.1.     No Employment Rights. Neither the Plan nor any action taken under the Plan shall be construed as providing any Participant any right to be retained in the service or employ of any Participating Employer.

12.2.     Participants Should Consult Advisors. Neither the Company or any Participating Employer, nor their respective directors, officers, employees or agents makes any representation or warranty with respect to the federal, state or other tax, financial, estate planning, or the securities or other legal implications of participation in the Plan. Participants should consult with their own tax, financial and legal advisors with respect to their participation in the Plan.

12.3.     Unfunded and Unsecured. The Plan shall at all times be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and no provision shall at any time be made with respect to segregating assets of the Company or any Participating Employer for payment of any amounts under the Plan. Any funds invested under the Plan shall continue for all purposes to be part of the respective general assets of the Company or any Participating Employer and available to general creditors in the event of a bankruptcy (involvement in a pending proceeding under the Federal Bankruptcy ) or insolvency (inability to pay debts as they mature) of the Company or a Participating Employer. The Company shall promptly notify the Trustee and the applicable Participants of such bankruptcy or insolvency. No Participant or any other person shall have any interests in any particular assets of the Company or any Participating Employer by reason of the right to receive a benefit under the Plan and to the extent the Participant or any other person acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any general unsecured creditor. The Plan constitutes a mere promise by the Company and any other Participating Employer for the payment of benefits payable under the Plan to the Participants in the future. Nothing contained in the Plan shall constitute a guaranty by any Participating Employer or any other person or entity that any funds in any trust or the assets of the Company or any Participating Employer will be sufficient to pay any benefit under the Plan. Furthermore, no Participant shall have any right to a benefit under the Plan except in accordance with the terms of the Plan.

(a)

Establishment of Trust. To fulfill the obligations to the Participants and their beneficiaries under the Plan, a Trust may be established by a trust agreement with a third party, the Trustee, to which cash or other property may be contributed, including securities issued by the Company, to provide for the benefit payments under the Plan. The Trustee for such Trust will have the duty to hold such property or to invest the Trust assets and funds in accordance with the terms of such Trust. All rights associated with the assets of such Trust will be exercised by the Trustee of the Trust or the person designated by such Trustee, and will in no event be exercisable by or rest with Participants or their beneficiaries. Such Trust shall provide that in the event of the insolvency of the employer that established such Trust, the Trustee shall hold the assets for the benefit of the general creditors of the employer.

(b)

Contribution Upon Change in Control. If as of the close of business on the date of a Change in Control, the aggregate value of the Participant Accounts exceeds the value of the assets held in a Trust established under subsection (a), then within 30 days of such Change in Control, each Participating Employer shall have the obligation for providing to such Trust assets having a value at least equal to the amount of such excess.

12.4.     Plan Provisions. Except when otherwise required by the context, any singular terminology shall include the plural.

12.5.     Severability. If a provision of the Plan shall be held to be illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.6.     Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Minnesota shall apply with respect to the Plan.

ARTICLE 13

AMENDMENTS AND TERMINATION

13.1.     Amendment of the Plan. The Board of Directors reserves the power to alter, amend or wholly revise the Plan at any time and from time to time and the interest of each Participant is subject to the powers so reserved; provided, however, that no amendment made subsequent to a Change in Control shall be effective to the extent that it would have a materially adverse impact on a Participant’s reasonably expected economic benefit attributable to compensation deferred by the Participant prior to the Change in Control. The Board of Directors reserves the right to amend the Plan at any time to comply with Code §409A, Treas. Reg. §1.409A and other applicable guidance under Code §409A or for any other purpose, provided that such amendment will not result in taxation to any Participant under Code §409A.

13.2.     Procedure for Amendment. An amendment shall be authorized by the Board of Directors and shall be stated in an instrument in writing signed in the name of the Company by a person or persons authorized by the Board of Directors. After the instrument has been so executed, the Plan shall be deemed to have been amended in the manner therein set forth, and all parties interested herein shall be bound thereby. No amendment to the Plan may alter, impair, or reduce the benefits credited to any Accounts prior to the effective date of such amendment without the written consent of any affected Participant.

13.3.     Termination. The Board of Directors of the Company may, but is not required to, terminate and liquidate the Plan which includes the distribution of all Plan Accounts under the following circumstances:

(a)

Dissolution/Bankruptcy. The Board of Directors may terminate and liquidate the Plan within 12 months following a dissolution taxable under Code §331 or with approval of a Bankruptcy court under 11 U.S.C. §503(b)(1)(A), provided that the Plan Accounts are paid to the Participants and is included in the Participants’ gross income in the latest of (or, if earlier, the Taxable Year in which the amount is actually or constructively received):

(1)	the calendar year in which the plan termination and liquidation occurs; or

(2)	the first calendar year in which the payment is administratively practicable.

(b)

Change in Control. The Board of Directors may terminate and liquidate the Plan by irrevocable action taken within the 30 days preceding or the 12 months following a Change in Control, provided the Company distributes all Plan Accounts (and must distribute the accounts under any Aggregated Plans which plan the Company also must terminate and liquidate as to each Participant who has experienced the Change in Control) within 12 months following the date of Company’s irrevocable action to terminate and liquidate the Plan and Aggregated Plans. Where the Change in Control results from an asset purchase transaction, the “Company” with discretion to terminate and liquidate the Plan is the entity that is primarily liable after the transaction to pay the Participant’s Plan Accounts.

(c)	Other. The Board of Directors may terminate the Plan for any other reason in the Company’s discretion provided that:

(1)	the termination and liquidation does not occur proximate to a downturn in the Company’s financial health;

(2)	the Company also terminates all Aggregated Plans in which any Participant also is a participant;

(3)

the Plan makes no payments in the 12 months following the date of the Company’s irrevocable action to terminate and liquidate the Plan other than payments the Plan would have made irrespective of Plan termination;

(4)	the Plan makes all payments within 24 months following the date of the Company’s irrevocable action to terminate and liquidate the Plan; and

(5)	the Company within 3 years following the date of Company’s irrevocable action to terminate and liquidate the Plan does not adopt a new plan covering any Participant that would be an Aggregated Plan.

ST. JUDE MEDICAL, INC.

/s/ Pamela S. Krop
By:	Pamela S. Krop

Title:	Vice President, General Counsel and Secretary